Exhibit 7.1

                             Joint Filing Agreement

          The undersigned hereby agree that the Statement on Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:     January 14, 1998

                                            Gold & Appel Transfer, S.A.,
                                            a British Virgin Islands corporation


                                            By       /s/ Walt Anderson
                                            ----------------------------------
                                            Walt Anderson, Attorney-in-Fact for
                                            Gold & Appel Transfer, S.A.

                                            /s/ Walt Anderson
                                            ----------------------------------
                                            Walt Anderson